EXHIBIT 25



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on November 1, 1996.

                                          FIRST WASHINGTON REALTY TRUST, INC.

                                          By: /S/ WILLIAM J. WOLFE
                                              ------------------------------
                                              William J. Wolfe
                                              President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby constitutes and appoints William Wolfe as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.
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

      SIGNATURE                                      TITLE                                    DATE
      ---------                                      -----                                    ----

/S/ STUART D. HALPERT                       Chairman of the Board of Directors            November 1, 1996
Stuart D. Halpert

/S/ WILLIAM J. WOLFE                        President, Chief Executive Officer,           November 1, 1996
William J. Wolfe                            Director

/S/ LESTER ZIMMERMAN                        Executive Vice President, Director            November 1, 1996
Lester Zimmerman

/S/ JAMES G. BLUMENTHAL                     Chief Financial Officer                       November 1, 1996
James G. Blumenthal

/S/ STANLEY T. BURNS                        Director                                      November 1, 1996
Stanley T. Burns

/S/ MATTHEW J. HART                         Director                                      November 1, 1996
Matthew J. Hart

/S/ WILLIAM M. RUSSELL                      Director                                      November 1, 1996
William M. Russell

/S/ HEYWOOD WILANSKY                        Director                                      November 1, 1996
Heywood Wilansky
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